As filed with the United States Securities and Exchange Commission on June 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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ALTA EQUIPMENT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-2583782
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

13211 Merriman Road

Livonia, Michigan 48150

(Address of Principal Executive Offices)(Zip Code)

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Alta Equipment Group Inc. 2020 Omnibus Incentive Plan, As Amended

(Full title of the plan)

Anthony Colucci

Chief Financial Officer

Alta Equipment Group Inc.

13211 Merriman Road

Livonia, Michigan 48150

(248) 449-6700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

__________________________________

Copies to:

Joel L. Rubinstein

Maia R. Gez

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 819-8200

__________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

On May 29, 2026, Alta Equipment Group Inc. (the “Company” or the “Registrant”) held its 2026 Annual Meeting of Stockholders, at which stockholders approved an amendment to the Company’s 2020 Omnibus Incentive Plan (the “2020 Plan,” and as amended, the “2020 Plan, As Amended”) that increased the number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) available for issuance under the 2020 Plan. The Company is filing this registration statement on Form S-8 (this “Registration Statement”) for the purpose of registering the 2,688,238 additional shares of Common Stock authorized for issuance under the 2020 Plan, As Amended. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares of Common Stock that may become issuable under the 2020 Plan, As Amended by reason of anti-dilution and other adjustments.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8. The documents containing the information specified in this Part I will be delivered to the participants in the plan covered by this Registration Statement, as required by Rule 428(b)(1) of the Securities Act. In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is incorporating by reference into this Registration Statement the filings listed below and any additional documents that the Registrant may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, except the Registrant is not incorporating by reference any information that is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section (including documents or information deemed furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto), unless the report or filing containing such information indicates that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement:

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;
•	the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2026 filed with the SEC on May 7, 2026;

•	the Registrant’s Current Reports on Form 8-K filed with the SEC on January 5, 2026; January 7, 2026; January 22, 2026; April 3, 2026; May 29, 2026; and

•

the description of the Registrant’s shares of Common Stock contained in the Registration Statement on Form 8-A/A pursuant to Section 12 of the Exchange Act, as filed with the SEC on February 14, 2020, as updated by Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 25, 2020, and any other amendment or report filed for the purpose of updating such description.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides for, among other things:

(i) permissive indemnification for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors, officers, employees or agents of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

(ii) permissive indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by designated persons, including directors, officers, employees or agents of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

(iii) mandatory indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by (i) and (ii) above; and

(iv) that the indemnification and advancement of expenses provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

In addition to the indemnification provisions of the DGCL described above, the Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that the Registrant shall, to the fullest extent permitted by the DGCL, (i) indemnify its officers and directors and (ii) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding.

The Registrant’s Amended and Restated Bylaws (the “Bylaws”) require, in certain instances, the advancement of expenses to an officer or director (without a determination as to his conduct) in advance of the final disposition of a proceeding if such person furnishes a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification.

The Bylaws purport to confer upon officers and directors contractual rights to indemnification and advancement of expenses as provided therein. The right to indemnification and advancement of expenses as provided therein shall (i) vest at the time that such claimant becomes a director or officer of the Registrant or at the time such claimant becomes a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at the request of the Registrant and (ii) continue as to the claimant even though he may have ceased to be a director or officer of the Registrant.

The Certificate of Incorporation limits the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of the fiduciary duty as a director, other than liability as a director (i) for breach of duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant maintains officers’ and directors’ insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-A/A (File No. 001-38864) filed with the SEC on February 14, 2020).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Form 10-Q (File No. 001-38864) filed by the Company on November 12, 2024).
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form 8-A/A (File No. 001-38864) filed with the SEC on February 14, 2020).
5.1	Opinion of White & Case LLP (filed herewith).
23.1	Consent of Deloitte & Touche LLP (filed herewith).
23.2	Consent of White & Case LLP (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included on the signature page to this Registration Statement).
99.1	Alta Equipment Group Inc. 2020 Omnibus Incentive Plan, As Amended (filed herewith).
107	Filing Fee Table (filed herewith).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

Paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan on June 9, 2026.

ALTA EQUIPMENT GROUP INC.

By:	/s/ Ryan Greenawalt
Ryan Greenawalt
Chief Executive Officer, Chairman of the Board and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ryan Greenawalt and Anthony Colucci, or each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of Alta Equipment Group Inc. (including post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Capacity in Which Signed	Date

/s/ Ryan Greenawalt Ryan Greenawalt	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	June 9, 2026

/s/ Anthony Colucci Anthony Colucci	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 9, 2026

/s/ Sidhartha Nair Sidhartha Nair	Director	June 9, 2026

/s/ Daniel Shribman Daniel Shribman	Director	June 9, 2026

/s/ Andrew Studdert Andrew Studdert	Director	June 9, 2026

/s/ Colin Wilson Colin Wilson	Director	June 9, 2026

/s/ Katherine White Katherine White	Director	June 9, 2026